Exhibit 10.46

AGREEMENT AND AMENDMENT TO

MASTER TRUST AGREEMENT

THIS AGREEMENT AND AMENDMENT to the Master Trust Agreement is entered into as of December 31, 2003, between DYNEGY INC., an Illinois corporation (the “Employer”) and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code (the “Master Trustee”).

WITNESSETH

WHEREAS, the Master Trustee and the Employer agreed to the establishment of a master trust consisting of such sums as shall from time to time be paid to the Master Trust under certain participating plans sponsored by the Employer or its affiliated entities and invested in the Dynegy Stock Funds, the Stable Value Fund, the Strategic Growth Fund, the Strategic Moderate Growth Fund, and the Strategic Conservative Growth Fund, pursuant to the terms of a Master Trust Agreement, dated January 1, 2002 (the “Master Trust Agreement”);

WHEREAS, the Employer and the Master Trustee deem it necessary and desirable to amend the Master Trust Agreement to allow for the participation of an additional employee benefit plan of the Employer or its affiliates in the master trust, specifically, the Dynegy Northeast Generation, Inc. Savings Incentive Plan;

NOW, THEREFORE in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

1.	The first WHEREAS clause on page one of the Master Trust Agreement shall be amended to read as follows:

“WHEREAS, the Employer or an affiliate of the Employer has adopted and is maintaining the Dynegy Inc. 401(k) Savings Plan, the Illinois Power Company Incentive Savings Plan, the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, the Extant, Inc. 401(k) Plan, and the Dynegy Northeast Generation, Inc. Savings Incentive Plan (each such plan to be referred to individually as “Plan” and collectively as “Participating Plans”) each for the exclusive benefit of certain of its Employees; and”

2.	This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

Attest:	DYNEGY INC.

	By:	(Illegible)
Title:

Attest:	VANGUARD FIDUCIARY TRUST COMPANY

(Illegible)	By:	(Illegible)
	Title:	Principal